Exhibit 10.5

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (this “Agreement”) is made as of March 9, 2016, by and between Time Warner Cable Enterprises LLC, a Delaware limited liability company (“TWC”) and Hetnets Tower Corporation, a Delaware corporation (“Hetnets”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Hetnets is a wholly-owned subsidiary of Towerstream Corporation, a Delaware corporation (“Parent”), and Towerstream I, Inc., a Delaware corporation is also wholly-owned subsidiary of Parent (“Company”);

WHEREAS, Parent and Company are parties to that certain Asset Purchase Agreement among Parent, Company and TWC, dated as of March 9, 2016 (the “Purchase Agreement”) whereby Company has agreed to sell and TWC has agreed to purchase certain Assets and assume certain Leases in exchange for the consideration set forth in the Purchase Agreement;

WHEREAS, the Parties are party to that certain parties to that certain WiFi Services Agreement dated June 14, 2013, as amended (the “Services Agreement”), pursuant to which Hetnets provides access to the Hetnets Network and the WiFi Services to TWC and the TWC Users (as such terms are defined in the Services Agreement); and

WHEREAS, pursuant to Section 2.2(j) of the Purchase Agreement, it is a condition to the Closing that the Parties terminate the Services Agreement and the Parties wish to terminate such Services Agreement in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

1.     Termination of Services Agreement. The Parties agree that, effective upon the Closing, the Services Agreement is hereby terminated and of no further force or effect. Notwithstanding the foregoing the rights and obligations of the parties under the Services Agreement incurred prior to the Closing shall survive the termination of the Services Agreement, including but in no way limited to the survival rights outlined in Section 4(e)(iii) of the Services Agreement.

2.     Representations and Warranties. Each of the Parties represents and warrants to the other Parties that (a) such Party has all requisite legal and corporate power and authority to execute, deliver and perform its obligations under this Agreement and (b) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to law of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

TERMINATION AGREEMENT

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3.     Miscellaneous. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto, and any attempt to do so shall be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by and upon the Parties and their respective successors and assigns. This Agreement may be amended, supplemented or modified by a written instrument duly executed by each of the Parties hereto. This Agreement shall be governed by the laws of the State of New York, without regard to any choice or conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.  In the event that the Parties have a dispute, controversy or claim relating to this Agreement, any agreements or activities described in this Agreement (the “Dispute”), the Parties will first attempt in good faith to resolve the Dispute promptly by informed discussions.  Any legal action brought under or in connection with the subject matter of this Agreement shall be brought only in the United States District Court for the Southern District of New York or, if such court would not have jurisdiction over the matter, then only in a New York State court sitting in the Borough of Manhattan, City of New York.  Each of the Parties irrevocably submits to the exclusive jurisdiction of these courts.  Each of the Parties waives, to the fullest extent permitted by Law, the defenses of lack of personal jurisdiction, inconvenient forum, and improper venue to the maintenance of any such action or proceeding.  EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LITIGATION RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof of thereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. There are no third party beneficiaries to this Agreement except for Parent and Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

TIME WARNER CABLE ENTERPRISES LLC	HETNETS TOWER CORPORATION

By: /s/ Peter Stern	By: /s/ Philip Urso

Name: Peter Stern	Name: Philip Urso

Title: Executive Vice President	Title: Sole Officer

Date: 3/9/2016	Date: 3/9/2016

TERMINATION AGREEMENT

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